Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

FORM S-3
(Form Type)

Onconova Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)	(1)	(2)	(2)	N/A	N/A
	Equity	Preferred Stock, par value $0.01 per share	457(o)	(1)	(2)	(2)	N/A	N/A
	Debt	Debt Securities	457(o)	(1)	(2)	(2)	N/A	N/A
	Equity	Warrants (3)	457(o)	(1)	(2)	(2)	N/A	N/A
	Debt	Units	457(o)	(1)	(2)	(2)	N/A	N/A
	Unallocated (Universal) Shelf	(1)	457(o)	(1)	(2)	$150,000,000	0.00011020	$16,530
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amount					$150,000,000		$16,530
	Total Fees Previously Paid							-
	Total Fee Offsets							$4,864.32(4)
	Net Fee Due							$11,665.68

(1)            The securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)            The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

(3)            The warrants, if issued, will entitle the holders thereof to purchase common stock, preferred stock or debt securities, and may be sold separately or as units with the other securities registered hereunder.

(4)            Please see Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Onconova Therapeutics, Inc.	S-3 (5)	333-237844	April 24, 2020		$4,864.32	(6)	(6)	(6)	$35,312,786.76
Fees Offset Sources	Onconova Therapeutics, Inc.	S-3 (5)	333-237844		April 24, 2020						$19,470

(5)            The registrant has either withdrawn each prior registration statement or has terminated or completed any offering that included the unsold securities under the prior registration statement.

(6)            The securities offered thereunder included up to $150,000,000 aggregate initial offering price of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, and preferred stock or debt securities, and such indeterminate number of and up to 113 shares of common stock offered by certain selling stockholders.